As filed with the Securities and Exchange Commission on February 1, 2016
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________
The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	59-0432511 (I.R.S. Employer Identification Number)
133 South WaterSound Parkway
WaterSound, Florida 32413
(850) 231-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth M. Borick, Esq. The St. Joe Company 133 South WaterSound Parkway WaterSound, Florida 32413 (850) 231-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Kara L. MacCullough, Esq. Greenberg Traurig. P.A. 401 E Las Olas Blvd., Suite 2000 Ft Lauderdale, FL 33301 (954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
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CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, no par value per share	24,511,640	$15.76	$386,303,446.40	$145.37
(1)    The registrant is hereby registering for resale up to 24,511,640 shares of its common stock by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)    The (i) Proposed Maximum Offering Price per share and (ii) the Proposed Maximum Aggregate Offering Price have been estimated solely for calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low price of the St. Joe Common Stock on the New York Stock Exchange on January 27, 2016.
(3)    Pursuant to Rule 415(a)(6) of the Securities Act, 24,420,040 shares of common stock registered hereunder are unsold securities previously registered on Registration Statement (File No. 333-188136), filed on April 25, 2013, for which a filing fee of $65,510 was previously paid and will continue to be applied to such unsold securities. The amount of the registration fee relates to the additional 91,600 shares of common stock being registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION,
DATED FEBRUARY 1, 2016
Prospectus
The St. Joe Company
24,511,640 Shares of
Common Stock
Offered by the Selling Shareholders
__________________
This prospectus relates to the offer and sale by the selling shareholders identified in this prospectus of up to 24,511,640 shares of the Company’s common stock. The selling shareholders or their respective successors-in-interest, including their respective permitted transferees, pledgees or donees or their successors-in-interest, may offer their respective shares of common stock from time to time through public or private transactions, at prices related to prevailing market prices or at negotiated prices as set forth in more detail in this prospectus or any accompanying prospectus supplement. The timing and amount of any sale are within the sole discretion of the selling shareholders, subject to certain restrictions. We will not receive any proceeds from the sale of these shares by the selling shareholders.
Our common stock is listed on the New York Stock Exchange under the symbol “JOE.” On January 29, 2016, the last reported sale price of our common stock was $15.91 per share. We will apply to list any common stock sold pursuant to a prospectus supplement to this prospectus on the New York Stock Exchange.
Investing in our securities involves risk. See “Risk Factors” on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
__________________
The date of this prospectus is February 1, 2016

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission (the “Commission”) utilizing a resale “shelf” registration process pursuant to the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, the selling shareholders identified in this prospectus may, from time to time, sell up to an aggregate of up to 24,511,640 shares of common stock under this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock the selling shareholders may offer. Each time they sell securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference into this prospectus. Accordingly, to the extent inconsistent information is superseded by the information in a prospectus supplement, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
As used in this prospectus, “company,” “we,” “our” and “us” refer only to The St. Joe Company and not any of its subsidiaries, except where the context otherwise requires or as otherwise indicated, and “prospectus supplement” includes any pricing supplements relating to particular offerings of securities.
THE ST. JOE COMPANY
We are a real estate development, asset management and operating company with real estate assets currently concentrated primarily between Tallahassee and Destin, Florida, which we predominantly use, or intend to use, for or in connection with, our various residential or commercial real estate developments, resorts and leisure operations, leasing operations or forestry operations. We have significant residential and commercial land-use entitlements in hand or in process and significant liquid assets. We seek higher and better uses for our real estate investments and liquid assets. We may explore the sale of assets opportunistically or when we believe they have reached their highest and best use.
We conduct primarily all of our business in the following five reportable operating segments: 1) residential real estate, 2) commercial real estate, 3) resorts and leisure, 4) leasing operations and 5) forestry. We intend to use our land holdings and our cash and cash equivalents and investments to create long-term value for our shareholders.
We were incorporated in Florida in 1936. Our principal executive offices are located at 133 South WaterSound Parkway, WaterSound, Florida 32413. Our telephone number is (850) 231-6400.
You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Commission and incorporated by reference in this prospectus. A prospectus supplement applicable to the shares of common stock offered by the selling shareholders will also contain a discussion of any material risks applicable to such shares of common stock offered under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding:

•	our expectations concerning our future business strategy and the impact of this strategy on our financial condition and results of operations;

•	our expectations to repurchase our shares and concerning the benefits of our recent repurchase of shares;

•
our expectations concerning demand for residential real estate, including mixed-use and active adult communities, in Northwest Florida, and for commercial and industrial uses and our ability to develop projects that meet that demand;

•	our expectations regarding the wide range of residential and commercial uses of our Sector Plan land holdings, including to serve the active adult retirement market;

•
our beliefs concerning the volatility in the consistency and pace of our residential real estate sales, the type of buyers interested in our residential real estate, and the mix of homesites that will be available for sale and the related effect on our gross profit margins;

•	our expectations regarding the financial impact of our decision to launch The St. Joe Club & Resorts and to privatize certain golf courses and resorts facilities;

•	our expectation regarding our liquidity or ability to satisfy our working capital needs, expected capital expenditures, principal and interest payments on our debt and deferred tax liabilities;

•	our expectations with respect to the accounting treatment for the AgReserves Sale and RiverTown Sale; and

•
our estimates regarding certain tax matters and accounting valuations, including our ability to use our tax assets to mitigate any tax liabilities that arise from the AgReserves Sale and the timing and amount we expect to pay in future income taxes.

These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These factors include, among others, the following:

•	any changes in our strategic objectives and our ability to implement such strategic objectives;

•
any potential negative impact of our longer-term property development strategy, including losses and negative cash flows for an extended period of time if we continue with the self-development of recently granted entitlements;

•	significant decreases in the market value of our investments in securities or any other investments;

•	our use of our share repurchase authorization and our ability to carry on the repurchase of our stock in accordance with applicable securities laws;

•	our ability to capitalize on opportunities relating to a mixed use and active adult community or communities in Northwest Florida;

•	changes in our customer base and the mix of homesites available for sale in our residential real estate or a slowing of the population growth in Florida;

•	any further downturns in real estate markets in Florida or across the nation;

•	our dependence on the real estate industry and the cyclical nature of our real estate operations;

•
our ability to successfully and timely obtain land-use entitlements and construction financing, maintain compliance with state law requirements and address issues that arise in connection with the use and development of our land;

•	changes in laws, regulations or the regulatory environment affecting the development of real estate;

•	our ability to effectively deploy and invest our assets, including our available-for-sale securities;

•
the anticipated benefits from our decision to launch The St. Joe Club & Resorts and to privatize certain golf courses and resort facilities may not be realized, may take longer to realize than expected, or may cost more to achieve than expected;

•	increases in operating costs;

•	our ability to successfully estimate the impact of certain accounting and tax matters that arise from the AgReserves Sale and RiverTown Sale; and

•	significant tax payments arising from any acceleration of deferred taxes that arise from the AgReserves Sale and other transactions.
The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.
USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being offered for the account of the selling shareholders. We will not receive any proceeds from the selling shareholders’ sale of the shares of common stock described in this prospectus under the heading “Selling Shareholders”.

SELLING SHAREHOLDERS
We have prepared this prospectus to allow the selling shareholders or their pledgees, donees, transferees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 24,511,640 shares of our common stock. The following table sets forth as of January 22, 2016 certain information regarding the beneficial ownership of our common stock (i) immediately prior to the consummation of the offerings and (2) as adjusted to reflect the sale of the shares of our common stock pursuant to the offerings. The information regarding the beneficial ownership after resale of shares is based upon the assumption that the selling shareholders will sell all of their respective shares of common stock owned by them and covered by this prospectus.
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days after the date of this prospectus.

Selling Shareholder	Number of Shares Beneficially Owned	Percent of Class(1)	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering
Fairholme Capital Management, LLC (2)	24,511,640	32.5%	24,511,640	0	0%
The Fairholme Fund, a series of Fairholme Funds, Inc.(3)	23,136,502	30.7%	23,136,502	0	0%
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(1) Percentage ownership calculation is based on 75,329,557 shares of common stock outstanding as of November 2, 2015.
(2) Fairholme Capital Management, L.L.C. (“Fairholme Capital”) serves as the investment manager of The Fairholme Fund and managed accounts holding shares of our common stock. Fairholme Capital may be deemed to beneficially own the shares held by The Fairholme Fund and by those managed accounts. Fairholme Capital has shared voting power with respect to 23,603,302 shares and shared dispositive power with respect to all shares. Mr. Bruce Berkowitz is the Managing Member of Fairholme Capital and therefore may be deemed to be the beneficial owner of 24,511,640 shares of our common stock. Mr. Berkowitz has shared voting and dispositive power with respect to all shares of common stock beneficially owned by Fairholme Capital. The business address of Fairholme Capital is c/o Fairholme Capital Management, L.L.C. 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137.
(3) The Fairholme Fund is a series of Fairholme Funds, Inc. Fairholme Funds, Inc. is an investment company registered with the SEC under the Investment Company Act of 1940. The business address of Fairholme Funds, Inc. is c/o Fairholme Capital Management, L.L.C., 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137.

Fairholme Capital, or one of its affiliates, has served as our investment advisor since April 2013. Mr. Bruce R. Berkowitz, the Managing Member of Fairholme Capital, and the President of Fairholme Funds, Inc., is the Chairman of our board of directors. In addition, Messrs. Cesar L. Alvarez and Howard S. Frank, each of whom is a member of our board of directors, also serve on the board of directors of Fairholme Funds, Inc.

DESCRIPTION OF THE COMMON STOCK
The following description of our common stock is qualified in its entirety by reference to our restated and amended articles of incorporation, which we refer to as our articles of incorporation, and our amended and restated bylaws, which we refer to as our bylaws. Reference is also made to the Florida Business Corporation Act, or FBCA.
As of the date of this prospectus, we were authorized to issue up to 180,000,000 shares of common stock, having no par value per share. As of November 2, 2015, we had 75,329,557 shares of our common stock outstanding. Our common stock is listed on the New York Stock Exchange, under the symbol “JOE.”
Dividend Rights
Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof. Our articles of incorporation do not limit the dividends that can be paid on the common stock.
Liquidation Rights
After satisfaction of creditors, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.
Voting Rights
Each share of common stock is entitled to one vote. Pursuant to the terms of our bylaws, in an uncontested election of directors, the affirmative vote of the holders of at least a majority of the total number of votes cast is required for the election of each director. Where the number of nominees considered by the shareholders for election as a director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. Unless otherwise provided in our articles of incorporation or bylaws or by the FBCA, the affirmative vote of the holders of at least a majority of the total number of votes cast is required for shareholder action on matters other than the election of directors. The holders of our common stock do not have cumulative voting rights.
Board of Directors
Our bylaws provide that our board of directors shall be elected for a one-year term, expiring at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified. Pursuant to our bylaws, shareholders may remove one or more directors with or without cause and a vacancy on our board of directors may be filled by a majority of the directors then in office.
No Other Rights
Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights.
Anti-Takeover Effects of our Bylaws
Our bylaws contain advance notice procedures for shareholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of shareholders. As specified in our bylaws, director nominations and the proposal of business to be considered by shareholders may be made only pursuant to a notice of meeting, at the direction of the board of directors (or a committee thereof) or by a shareholder who is a shareholder of record at the time of giving the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our bylaws.
To be timely, a nomination of a director by a shareholder or notice for business to be brought before an annual meeting by a shareholder must be delivered to the Secretary of the company not less than 100 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the shareholder to be timely, such notice must be delivered not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
The selling shareholders identified in this prospectus will act independently of The St. Joe Company in making decisions with respect to the timing, manner and size of each and any sale made pursuant to this prospectus and any accompanying prospectus supplement. The selling shareholders and any of their respective pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling shareholders will be responsible for commissions charged by such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

●
through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

●
through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●
on the NYSE or any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in private transactions other than exchange or quotation service transactions;

●
short sales, purchases or sales of puts, calls or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the selling shareholders;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.
Additionally, the selling shareholders may resell all or a portion of their respective shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.
Each selling shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Each selling shareholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M of the Exchange Act.
Broker-dealers engaged by a selling shareholder may arrange for other broker-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If a selling shareholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.
There can be no assurance that the selling shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
We are not aware of any plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by such selling shareholder.
EXPERTS
The consolidated financial statements and schedules of The St. Joe Company and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Greenberg Traurig, P.A., Ft. Lauderdale, Florida. Cesar Alvarez, one of our directors, is the Senior Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission’s Internet website at http://www.sec.gov.
You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are allowed to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the Commission will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate into this prospectus by reference the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus:

Commission Filing (File No. 1-10466)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2014
Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2015, June 30, 2015 and September 30, 2015
Current Reports on Form 8-K	January 26, 2015, July 7, 2015, October 19, 2015, October 23, 2015 and November 24, 2015
Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	February 20, 1990 and March 21, 1990
All documents subsequently filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to termination of the offering other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K
After the date of this prospectus

You may request, orally or in writing, a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at (850) 231-6400 or at the following address:
Investor Relations
The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413
In addition, we make available free of charge through the Investor Relations page on our website at http://www.joe.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table itemizes the fees and expenses (all of which are to be paid by the selling shareholders) in connection with the shares of common stock being registered hereby. All of the amounts are estimated except the Commission Registration Fees:

Commission Registration Fees	$146	(1)
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Total	$35,146
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(1) Pursuant to Rule 457, filing fees associated with unsold securities under our prior registration statement on Form S-3 have partially offset the total filing fee due for this registration statement. See note (3) under “Calculation of Registration Fee” on the cover of this registration statement.

Item 15.    Indemnification of Directors and Officers.
Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
The Company’s Restated Articles of Incorporation do not limit the Company’s power to indemnify its directors, officers and other employees to the fullest extent permitted by law. Article VI of the Company’s bylaws provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or key employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or key employee of another corporation, partnership, joint venture, trust or other enterprise.
The Company has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his or her corporate status, he or she is, or is threatened to be made, a party to any threatened, pending or completed proceedings. The Company will indemnify each director against expenses, liability and loss in certain circumstances, including but not limited to judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company will indemnify each director for all expenses actually and reasonably incurred if he or she is wholly successful on the merits and will indemnify each director for all expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter if he or she is party successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to the Company.
We have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the Florida Business

Corporation Act, our articles of incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.
We maintain directors’ and officers’ liability insurance for our directors and officers.
Item 16.    Exhibits

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, P.A.*
23.1	Consent of KPMG LLP, independent registered public accounting firm*
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1) *
24.1	Power of Attorney of certain directors and officers of Registrant (set forth on the signature page of this registration statement)*

* Filed herewith.

Item 17.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of WaterSound, State of Florida, on February 1, 2016.

The St. Joe Company By: /s/ Jorge Gonzalez Jorge Gonzalez President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jorge Gonzalez and Marek Bakun, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bruce R. Berkowitz Bruce R. Berkowitz	Chairman of the Board	February 1, 2016

/s/ Jorge Gonzalez Jorge Gonzalez	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2016

/s/ Marek Bakun Marek Bakun	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016

/s/ Cesar L. Alvarez Cesar L. Alvarez	Director	February 1, 2016

/s/ Howard S. Frank Howard S. Frank	Director	February 1, 2016

/s/ Stanley Martin Stanley Martin	Director	February 1, 2016

/s/ Thomas P. Murphy, Jr. Thomas P. Murphy, Jr.	Director	February 1, 2016

/s/ Vito S. Portera Vito S. Portera	Director	February 1, 2016

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of KPMG LLP, independent registered public accounting firm.